PATTERN REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

San Francisco, CA November 5, 2013 – Pattern Energy Group Inc. (NASDAQ: PEGI) (TSX: PEG) (Pattern), a premium independent power company, today announced its financial results for the three-month period ended September 30, 2013 (third quarter of 2013).

Pattern was incorporated in October, 2012 by Pattern Energy Group LP (“PEG LP”) for the purpose of owning PEG LP’s in-construction and operating renewable energy assets. Subsequent to the third quarter of 2013, on October 2, 2013, Pattern closed its initial public offering and PEG LP contributed selected projects to Pattern in exchange for cash and common stock.

The results presented below are those of the combined predecessor entities (the “Company”) for the periods ended September 30 which were contributed by PEG LP to Pattern on October 2, 2013.

Third Quarter 2013 Highlights

•	Electricity sales of 464.8 GWh, up 32% from 352.9 GWh for the same period last year
•	Revenue of $57.3 million, up 239% from $16.9 million for the same period last year
•	Net income of $4.2 million, compared to a net loss of $16.9 million for the same period last year
•	Adjusted EBITDA of $32.0 million, compared to $13.4 million for the same period last year
•	Cash available for distribution of $6.3 million, compared to $1.2 million for the same period last year

“Our initial public offering was very well received, reflecting the market’s positive view of our fundamentals and growth potential,” said Mike Garland, President and Chief Executive Officer. “Our focus remains on increasing the revenues at our projects while maintaining our equipment for long term performance and completing our two construction projects. Additionally, we are evaluating potential acquisitions to grow our CAFD per share.”

Third Quarter Financial Results

Pattern sold 464,756 MWh of electricity in the third quarter of 2013 compared to 352,897 MWh sold in the same period last year.

Net income increased to $4.2 million in the third quarter of 2013 compared to a net loss of $16.9 million for the same period last year. The increases in the Company’s operational and financial performance were primarily due to the start of commercial operations at Spring Valley in August 2012, at Santa Isabel in December 2012, and for 223 megawatts and 42 megawatts at Ocotillo in December 2012 and July 2013, respectively.

Adjusted EBITDA
Adjusted EBITDA was $32.0 million for the third quarter of 2013 compared to $13.4 million in the same period last year. For the nine months ended September 30, 2013, Adjusted EBITDA was $112.4 million compared to $54.1 million for the same period last year. A reconciliation of Adjusted EBITDA to net income determined in accordance with GAAP is shown below.

Cash Available for Distribution
Cash available for distribution was $6.3 million for the third quarter of 2013 compared to $1.2 million in the same period last year. For the nine months ended September 30, 2013, cash available for distribution was $37.0 million compared to $12.1 million for the same period last year. A reconciliation of cash available for distribution to net cash provided by operating activities determined in accordance with GAAP is shown below.

Liquidity and IPO
At September 30, 2013, the Company’s available liquidity was $302.9 million, including unrestricted cash on hand of $149.1 million, restricted cash on hand of $40.6 million, and $113.2 million available under its credit agreements.

On October 2, 2013, Pattern issued 16,000,000 shares of Class A common stock in an IPO generating net proceeds of approximately $318 million. Concurrent with the IPO, Pattern issued 19,445,000 shares of Class A common stock and 15,555,000 shares of Class B common stock to PEG LP and utilized approximately $233 million of the net proceeds of the IPO as a portion of the consideration to PEG LP for the contributed entities represented by the Company.

Regulation G Disclosures
Adjusted EBITDA is not a measure recognized under GAAP and is therefore unlikely to be comparable to similar measures presented by other companies and does not have a standardized meaning prescribed by GAAP. Management uses Adjusted EBITDA to provide comparative information about business performance and believes such information is helpful to investors. The Company defines Adjusted EBITDA as net income before net interest expense, income taxes and depreciation and accretion, including its proportionate share of net interest expense, income taxes and depreciation and accretion of joint venture investments that are accounted for under the equity method, and excluding the effect of certain other items that the Company does not consider to be indicative of its ongoing operating performance such as mark-to-market adjustments and infrequent items not related to normal or ongoing operations, such as early payment of debt and realized derivative gain or loss from refinancing transactions, and gain or loss related to acquisitions or divestitures. In calculating Adjusted EBITDA, the Company excludes mark-to-market adjustments to the value of its derivatives because the Company believes that it is useful for investors to understand, as a supplement to net income and other traditional measures of operating results, the results of its operations without regard to periodic, and sometimes material, fluctuations in the market value of such assets or liabilities. A reconciliation of net income (loss) to Adjusted EBITDA is provided below. Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies.

Cash available for distribution is not a measure recognized under GAAP. Management believes that cash available for distribution is a relevant supplemental measure of the Company's ability to earn and distribute cash returns to investors. The Company defines cash available for distribution as cash provided by operating activities as adjusted to (i) add or subtract changes in operating assets and liabilities, (ii) subtract net deposits into restricted cash accounts, which are required pursuant to the cash reserve requirements of financing agreements, to the extent they are paid from operating cash flows during a period, (iii)

subtract cash distributions paid to noncontrolling interests, which currently reflects the cash distributions to its joint venture partners in its Gulf Wind project in accordance with the provisions of its governing partnership agreement and may in the future reflect distribution to other joint venture partners, (iv) subtract scheduled project-level debt repayments in accordance with the related loan amortization schedule, to the extent they are paid from operating cash flows during a period, (v) subtract non-expansionary capital expenditures, to the extent they are paid from operating cash flows during a period, and (vi) add or subtract other items as necessary to present the cash flows the Company deem representative of its core business operations. A reconciliation of net cash provided by operating activities to cash available for distribution is provided below. Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies.

The most directly comparable U.S. GAAP measure to Adjusted EBITDA is net income (loss). The following table is a reconciliation of the Company’s net income (loss) to Adjusted EBITDA for the periods presented:

	Pattern Energy Predecessor
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
		(U.S. dollars in thousands)
Net income (loss)	$4,244	$(16,913)	$29,450	$(8,921)
Plus:
Interest expense, net of interest income	14,260	8,817	45,932	24,513
Tax provision (benefit)	595	243	(6,801)	1,247
Depreciation and accretion	21,194	12,815	61,758	34,551
EBITDA	$40,293	$4,962	$130,339	$51,390
Unrealized (gain) loss on energy derivative	(6,659)	8,690	5,222	6,944
Unrealized (gain) loss on interest rate derivatives	(776)	(63)	(10,909)	32
Realized loss on interest rate derivatives	1,059	-	1,059	-
Gain on transactions	-	-	(7,200)	(4,173)
Plus, our proportionate share in the following from our equity accounted investments:
Interest expense, net of interest income	91	-	39	-
Tax (benefit) provision	(36)	1	(84)	57
Depreciation and accretion	3	-	14	-
Unrealized gain on interest rate and currency derivatives	(2,143)	(212)	(6,091)	(194)
Realized loss (gain) on interest rate and currency derivatives	118	34	(35)	38
Adjusted EBITDA	$31,950	$13,412	$112,354	$54,094

The most directly comparable U.S. GAAP measure to cash available for distribution is net cash provided by operating activities. The following table is a reconciliation of the Company’s net cash provided by operating activities to cash available for distribution for the periods presented:

	Pattern Energy Predecessor
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(U.S. dollars in thousands)
Net cash provided by operating activities	$26,739	$5,696	$68,398	$30,507
Changes in current operating assets and liabilities	(8,753)	(709)	3,004	(74)
Network upgrade reimbursement	618	618	1,236	5,027
Use of operating cash to fund maintenance and debt reserves	-	-	-	(525)
Operations and maintenance capital expenditures	(56)	(350)	(431)	(604)
Less:
Distributions to noncontrolling interests	(258)	-	(1,426)	(1,054)
Principal payments paid from operating cash flows (1)	(11,973)	(4,018)	(33,788)	(21,190)
Cash available for distribution	$6,317	$1,237	$36,993	$12,087
(1) Excludes $7,495 of principal pre-payment on our Ocotillo project which were paid from ITC cash grant proceeds

Conference Call and Webcast
Pattern will host a conference call and webcast to discuss these results at 10:30 a.m. U.S. Eastern Time on Tuesday, November 5, 2013. Mike Garland, President and CEO and Mike Lyon, CFO will co-chair the call.  Participants should call (888) 231-8191 or (647) 427-7450 and ask an operator for the Pattern earnings call. Please dial in 10-15 minutes prior to the call to secure a line. A replay will be available shortly after the call. To access the replay, please dial (855) 859-2056 or (416) 849-0833 and enter access code 93686017. The replay recording will be available until Wednesday November 20, 2013.

A live webcast of the conference call will be also available in the investor section of Pattern’s website at www.patternenergy.com. An archived webcast will be available for one year.

About Pattern Energy Group Inc.
Pattern is an independent energy generation company focused on constructing, owning and operating energy projects. For more information about Pattern, please visit our website at www.patternenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC and applicable Canadian securities regulatory authorities in connection with the Company’s initial public offering. The risk factors and other factors noted in the prospectus could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

Contacts
Investor Relations
Ross Marshall
T: (416) 815-0700 ext. 238
E: rmarshall@tmxequicom.com

Media Relations
Matt Dallas
T: (917) 363-1333
E: matt.dallas@patternenergy.com

# # #

Pattern Energy Predecessor
Combined Balance Sheets
(In thousands of U.S. Dollars)

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$149,089	$17,573
Trade receivables	20,189	13,715
Related party receivable	78	-
Reimbursable interconnection costs	1,444	51,307
Derivative assets, current	15,789	17,177
Prepaid expenses and other current assets	14,648	13,794
Total current assets	201,237	113,566
Restricted cash	40,560	13,904
Turbine advances	-	44,150
Deferred development costs	-	26,544
Construction in progress	-	6,081
Property, plant and equipment, net of accumulated depreciation of
$159,991 and $100,247 in 2013 and 2012, respectively	1,506,029	1,668,302
Unconsolidated investments	78,271	36,218
Derivative assets	75,502	62,895
Deferred financing costs, net of accumulated amortization of $14,877
and $9,311 in 2013 and 2012, respectively	37,240	42,654
Net deferred tax assets	11,949	4,940
Other assets	13,659	16,475
Total assets	$1,964,447	$2,035,729
Liabilities and equity
Current liabilities:
Accounts payable and other accrued liabilities	$11,790	$7,743
Accrued construction costs	6,112	67,206
Related party payable	-	198
Accrued interest	1,385	559
Contingent liabilities	-	8,001
Derivative liabilities, current	16,296	13,462
Revolving credit facility	56,000	-
Current portion of long-term debt	47,004	137,258
Total current liabilities	138,587	234,427
Long-term debt	1,217,972	1,153,312
Derivative liabilities	10,535	35,326
Asset retirement obligation	20,631	19,056
Net deferred tax liabilities	3,712	3,662
Other long-term liabilities	3,333	528
Total liabilities	1,394,770	1,446,311
Equity:
Capital	473,514	545,471
Accumulated income	33,050	2,910
Accumulated other comprehensive loss	(13,631)	(34,264)
Total equity before noncontrolling interest	492,933	514,117
Noncontrolling interest	76,744	75,301
Total equity	569,677	589,418
Total liabilities and equity	$1,964,447	$2,035,729

Pattern Energy Predecessor
Combined Statements of Operations
(In thousands of U.S. Dollars)
(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2013	2012	2013	2012
Revenue:
Electricity sales	$37,950	$22,285	$130,533	$72,160
Energy derivative settlements	2,656	3,308	12,873	14,967
Unrealized gain (loss) on energy derivative	6,659	(8,690)	(5,222)	(6,944)
Related party revenue	202	-	465	-
Other revenue	9,790	-	21,157	-
Total revenue	57,257	16,903	159,806	80,183
Cost of revenue:
Project expense	14,592	9,301	42,061	25,061
Depreciation and accretion	21,194	12,815	61,758	34,551
Total cost of revenue	35,786	22,116	103,819	59,612
Gross profit (loss)	21,471	(5,213)	55,987	20,571
Operating expenses:
General and administrative	213	74	562	587
Related party general and administrative	3,607	2,836	8,968	7,587
Total operating expenses	3,820	2,910	9,530	8,174
Operating income (loss)	17,651	(8,123)	46,457	12,397
Other income (expense):
Interest expense	(14,695)	(9,013)	(48,169)	(25,195)
Equity in earnings in
unconsolidated investments	1,845	117	5,188	13
Interest rate derivative settlements	(1,059)	-	(1,059)	-
Unrealized gain (loss) on derivatives	776	63	10,909	(32)
Net gain on transactions	-	-	7,200	4,173
Other income, net	321	286	2,123	970
Total other expense	(12,812)	(8,547)	(23,808)	(20,071)
Net income (loss) before income tax	4,839	(16,670)	22,649	(7,674)
Tax provision (benefit)	595	243	(6,801)	1,247
Net income (loss)	4,244	(16,913)	29,450	(8,921)
Net income (loss) attributable to
noncontrolling interest	3,248	(7,494)	(690)	(5,943)
Net income (loss)attributable to controlling
interest	$996	$(9,419)	$30,140	$(2,978)
Unaudited pro forma net income after tax:
Net income before income tax			$22,649
Pro forma tax benefit			(2,232)
Pro forma net income			$24,881

Pattern Energy Predecessor
Combined Statements of Cash Flows
(In thousands of U.S. Dollars)
(Unaudited)

	Nine Months ended September 30,
	2013	2012
Operating activities
Net income (loss)	$29,450	$(8,921)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and accretion	61,758	34,551
Amortization of financing costs	5,428	1,268
Unrealized (gain) loss on derivatives	(5,687)	6,976
Net gain on transactions	(7,200)	(4,173)
Deferred taxes	(6,801)	1,247
Equity in earnings in unconsolidated investments	(5,188)	(13)
Changes in operating assets and liabilities:
Trade receivables	(7,935)	2,716
Prepaid expenses and other current assets	(3,393)	(3,378)
Other assets (non current)	(358)	(314)
Accounts payable and other accrued liabilities	4,862	(931)
Related party receivable/payable	(291)	682
Accrued interest payable	857	985
Contingent liabilities	-	(188)
Long-term liabilities	2,896	-
Net cash provided by operating activities	68,398	30,507
Investing activities
Receipt of ITC Cash Grant	173,446	-
Proceeds from sale of investments and tax credits	14,254	4,173
Decrease in restricted cash - interconnect and PPA security	63,732	441
Increase in restricted cash - interconnect and PPA security	(80,567)	(844)
Capital expenditures	(120,965)	(360,076)
Deferred development costs	(528)	(5,402)
Distribution from unconsolidated investments	10,463	-
Contribution to unconsolidated investments	(8,737)	(20,954)
Reimbursable interconnection receivable	49,715	(41,392)
Other assets (non current)	1,740	1,835
Net cash provided by (used in) investing activities	102,553	(422,219)
Financing activities
Capital contributions - controlling interest	32,677	234,787
Capital distributions - controlling interest	(98,886)	(25,779)
Capital distributions - noncontrolling interest	(1,426)	(1,054)
Decrease in restricted cash - debt service reserves	116,654	8,773
Increase in restricted cash - debt service reserves	(126,475)	(15,209)
Payment for deferred financing costs	(294)	(45)
Proceeds from revolving credit facility	56,000	-
Proceeds from long-term debt	138,620	194,858
Repayment of long-term debt	(41,283)	(21,190)
Repayment of construction and grant loans	(114,056)	-
Net cash (used in) provided by financing activities	(38,469)	375,141
Effect of exchange rate changes on cash and cash equivalents	(966)	748
Net change in cash and cash equivalents	132,482	(16,571)
Cash and cash equivalents at beginning of period	17,573	47,672
Cash and cash equivalents at end of period	$149,089	$31,849
Supplemental disclosure
Cash payments for interest and commitment fees	$45,178	$29,351
Schedule of non-cash activities
Change in fair value of interest rate swaps	38,266	(10,216)
Change in fair value of contingent liabilities	8,001	(314)
Amortization of deferred financing costs - included as	175	2,429
construction in progress
Capitalized interest	3,230	6,362
Capitalized commitment fee	39	556
Change in property, plant and equipment	(160,021)	41,372
Transfer of capitalized assets to South Kent joint venture	49,275	-
Non-cash distribution to parent	(5,748)	-